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                                                                  Exhibit 99.1


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FindWhat.com                                                       News Release
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FindWhat.com Contact:                                    Comet Systems Contact:
Karen Yagnesak                                                      Mark Hughes
239-561-7229                                                       610-357-4967
KarenY@FindWhat.com                                     Mark@buszzmarketing.com


            FINDWHAT.COM ANNOUNCES AGREEMENT TO ACQUIRE COMET SYSTEMS
     - COMPLEMENTARY TECHNOLOGY AND SERVICES PROVIDE POWERFUL COMBINATION -

FT. MYERS, FL - FEBRUARY 23, 2004 - FINDWHAT.COM (NASDAQ: FWHT), a leading developer and provider of performance-based marketing and commerce enabling services for online businesses, today announced that it has agreed to acquire Comet Systems, Inc., a leading provider of connected desktop consumer software, for up to $33.5 million.

Comet Systems became widely known in the late 1990's for the Comet Cursor, an innovative personalization product that allows Internet users to download software onto their desktops so that they can choose their cursor image. In 2001, Comet became one of the first software companies to offer paid search to its users through a desktop search engine. Today, Comet offers a diverse range of desktop and email related consumer products which Comet gives away as a means of promoting its desktop search engine. Comet's products include the AdZapperTM, which blocks pop-up ads, and Privacy ManagerTM, which allows users to surf the Internet without leaving digital tracks. Comet's products are actively requested by Internet users, and Comet adheres to a strict privacy policy.

"We believe the desktop represents a rapidly growing opportunity for paid listings and targeted contextual advertising," said Craig Pisaris-Henderson, chairman and chief executive officer of FindWhat.com. "With its software on millions of PCs via voluntary downloads, Comet has established relationships with the consumers our advertisers want to reach. We are particularly excited about how this transaction will position the combined company in the burgeoning desktop space as we leverage both our global advertising databases and distribution platforms."

"Comet has pioneered some of the most innovative software applications which help people manage the Internet," said Tom Schmitter, co-founder and chief executive officer of Comet. "Now, by combining our products and technology with an industry leader like FindWhat.com, we believe connected desktop software can add an entirely new dimension to Internet usage and the growing search business."

"The people who built Comet are still at Comet, which is a testament to the unusual dedication of our team. Now, after six years of refining our various software products, we have never been more enthusiastic about our prospects," said Comet chairman and co-founder Jamie Rosen. "For Comet, joining with FindWhat.com is an evolutionary step in the entrepreneurial process, a way for us to accelerate our competitive efforts in this exciting space. We believe FindWhat.com has the same passion for their business that we have always had for ours. We are thrilled about the growth potential of the combined companies."

Comet is based in New York City, and launched the Comet Cursor in 1998. Despite no advertising budget, the Comet Cursor quickly became one of the most popular software applications in history, downloaded by tens of millions of people around the world. As the Internet evolved, Comet adapted to changing market conditions, relying on paid listings as a revenue source to develop more sophisticated software for Internet users. According to Comet's 2003 audited financial statements, Comet generated approximately $8.5 million in net revenue and a net loss of approximately $300,000. Comet's 2003 net loss included charges of approximately $1.5 million related to vacated office space and approximately $150,000 related to the amortization of deferred stock-based compensation. For the fiscal year ending December 31, 2002 Comet generated approximately $6.2 million in net



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revenue and net income of approximately $1.0 million, which included approximately $300,000 related to the amortization of deferred stock-based compensation. As of December 31, 2003, Comet had cash, cash equivalents, and short-term investments of approximately $5.1 million and $180,000 in long-term debt.

Under the terms of the acquisition agreement, Comet will become an operating division of FindWhat.com, with Tom Schmitter and Jamie Rosen leading the division as co-general managers. The transaction, which was approved by the board of directors of each company, calls for Comet stockholders to receive approximately $8.5 million in cash, which is subject to adjustment based on the value of Comet's closing date current net assets, plus $15.0 million in FindWhat.com common stock, and up to an additional $10.0 million in cash based on Comet's operating performance in 2004 and 2005. The number of shares represented by the $15.0 million in stock is to be determined based on the trailing 20-day average closing price of FindWhat.com stock at the time of closing, provided the number of shares will not be lower than 789,474 nor higher than 1,000,000. Additionally, FindWhat.com may reconsider the agreement if the average trailing 20-day average closing price of FindWhat.com stock is higher than $23 per share and Comet may reconsider the agreement if such average trailing closing price is lower than $13 per share.

Closing of the transaction is conditioned upon Comet's shareholder approval, the absence of a material adverse change in the companies' businesses, receipt of a favorable tax opinion, and other customary closing conditions. As a result, the acquisition may not be consummated or may be consummated on significantly different terms. Assuming the fulfillment or waiver of these conditions, the companies expect to close the acquisition within 60 days. After the closing, FindWhat.com is obligated to file a Form S-3 registration statement to cover re-sales by Comet's shareholders of the shares issued in the transaction. The transaction is structured as a forward subsidiary merger, with a subsidiary of FindWhat.com succeeding to all assets and liabilities of Comet, including cash and accounts receivable.

"We believe the proposed purchase of Comet will be slightly accretive to our earnings per share in 2004," said Phillip Thune, COO/CFO of FindWhat.com. "We believe Comet can play an important role as we develop a multi-divisional, international company, allowing us to better understand the needs of Internet users with respect to the products and services our online merchants advertise and sell. In addition, we constantly seek ways to help our hundreds of distribution partners improve their businesses, and we believe we can share the skills, information and tools that Comet has developed to provide even more value to our distribution partners, especially those which are actively using, or considering, the desktop as a platform for their content."

ABOUT FINDWHAT.COM(R)
FindWhat.com creates and offers proprietary performance-based marketing and commerce enabling services that help online businesses of all sizes throughout the business cycle: finding, getting and keeping customers. Its marketing division creates online marketplaces where buyers are introduced to sellers at exactly the right moment, when they are searching for products and services on the Internet; this introduction is based on a bid-for-position, pay-per-click, keyword-targeted advertising service. FindWhat.com offers this service to directly to advertisers through the FindWhat.com Network(TM), and offers a private label version of this service to large companies and portals worldwide, including Lycos and Mitsui & Co., Ltd. In addition, FindWhat.com operates a merchant services division which includes Miva(R), a leading online platform of software and services for small to medium-sized enterprises (SMEs). With its easy-to-use, highly customizable and integrated browser-based point and click business creation software and a vast partner network, Miva is focused on helping to create and enhance online business and marketing services for SMEs. More information on FindWhat.com is available on the Company's website at http://www.FindWhat.com.

ABOUT COMET SYSTEMS
Founded in 1997, Comet Systems has built a fast-growing business developing personalization products for consumers. Comet released its first product, the Comet Cursor, in 1998. The Comet Cursor quickly became one of the most popular software products in history. Since then, the company has developed applications that help people use the Internet, such as the AdZapper, which blocks pop-up ads, and Privacy Manager, which lets people surf the web without leaving digital tracks. The company also makes a popular toolbar, which plugs into the Internet Explorer web browser to give people convenient access to the American Heritage Dictionary and Roget's Thesaurus, GameHouse games, and a richly featured search engine. Leveraging its large userbase and proprietary software platform, Comet has partnered with leading content and service



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providers to deliver search, travel, reference, and other valuable content to millions of consumers. Comet has 30 full-time employees and is based in New York City. More information on Comet Systems is available on the Company's website at http://www.cometsystems.com.

FORWARD LOOKING STATEMENTS

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on FindWhat.com's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations expressed in the forward-looking statements. The forward-looking statements herein include, without limitation, statements addressing future financial and operating results; statements relating to the magnitude, timing, effects, and any synergies that may result from the proposed acquisition; and statements concerning the outcome of any stockholder approvals required in connection with the proposed acquisition. In addition, past performance cannot be relied on as a guide to future performance.


The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the possibility that the information and estimates used to predict anticipated revenues and expenses are not accurate; the failure of Comet to retain clients after the announcement of the acquisition; difficulties executing integration strategies or achieving planned synergies; other economic, business, and competitive factors generally affecting the businesses of the combined company; the risk that the conditions to closing will not be satisfied; the risk that integration costs will be higher than anticipated; the risk that the transaction will be delayed or not close when expected; and fluctuations in the trading price and volume of FindWhat.com's common stock. More detailed information regarding other risks affecting FindWhat.com are set forth in FindWhat.com's filings with the Securities and Exchange Commission, including the Amendment No. 1 to Annual Report on Form 10-KSB for fiscal 2002 and the most recent quarterly reports on Form 10-Q. FindWhat.com is under no obligation (and expressly disclaims any such obligation) to update or alter the forward-looking statements, whether as a result of new information, future events, or otherwise.


(R)Registered trademark of FindWhat.com (TM)Trademark of FindWhat.com or Comet Systems, Inc.

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